Class A Common Stock CUSIP No. 74264T 20 1	Page 12 of 12 Pages
Class B Common Stock CUSIP No. 74264T 10 2
EXHIBIT 1
JOINT FILING AGREEMENT
We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

EXPRESS SCRIPTS, INC.
	By:	/S/ George Paz
		Name:	George Paz
		Title:	President and Chief Executive Officer

PONY ACQUISITION CORPORATION
	By:	/S/ George Paz
		Name:	George Paz
		Title:	President

Dated: August 2, 2005